Exhibit 10.16(a)

Amendment to Expatriate
Agreement: Extension of Expiration Date

Original Agreement Signed: September 6, 2013
Date of Amendment: April 24, 2015

Between: William H. Reitman
And: Briggs & Stratton International, Inc.
Expatriate Agreement in connection with Mr. Reitman’s assignment to work in Freienbach, Switzerland as Senior Vice President, Managing Director Europe.

The above-described Expatriate Agreement states that Mr. Reitman’s assignment was expected to end on December 31, 2015, subject to month-to-month renewal thereafter as described in the Expatriate Agreement.

The parties hereby agree that the Expatriate Agreement is amended to extend Mr. Reitman’s assignment end date to December 31, 2016 and paragraphs 8(a) and (d) are hereby modified accordingly.

Except as specifically set forth in this Amendment, the Expatriate Agreement remains unchanged and in full force and effect in accordance with its terms.

This Amendment, once signed, is binding upon both Briggs & Stratton International, Inc. and Mr. Reitman.

Briggs & Stratton Corporation        Briggs & Stratton International, Inc.

/s/ Todd J. Teske /s/ Andrea Golvach /s/ William H. Reitman
Todd J. Teske - Chairman,        Andrea Golvach            William H. Reitman
President & Chief Executive Officer    VP Treasurer